LEASE AGREEMENT

                      SAWGRASS ADMINISTRATION BUILDING
                         PONTE VEDRA BEACH, FLORIDA

     THIS LEASE is made and entered into the 1st day of August, 1997, by and between DOUGLAS PARTNERSHIPS II, LTD., a Florida Limited Partnership ("Lessor"), whose address is P.O. Box 6746, Jacksonville, Florida 32236-6746, and ACCESS POWER, INC. ("Lessee"), whose address is 108 Nautilus Lane, Ponte Vedra Beach, Florida 32082.

     NOW THEREFORE, for and in consideration of the mutual promises, covenants and conditions herein contained, and the rent reserved by Lessor to be paid by Lessee to Lessor, Lessor hereby leases to Lessee and Lessee hereby rents from Lessor a portion of the Building located in St. Johns County, Florida, as more particularly described on Exhibit A attached hereto (the "Premises"), for the term, at the rentals, and upon the terms and conditions hereinafter set forth.

     1.   PREMISES.
          --------

     The Premises hereby leased, let and demised by Lessor unto Lessee, contain approximately 1,830 square feet of finished office space, together with the right to use, on a non-exclusive basis with other occupants of the Building, the common areas of the Building consisting of approximately 2,725 square feet of space. Lessee hereby acknowledges that it leases the Premises in their current "as is" condition unless otherwise provided by a separate agreement signed by the Lessor and Lessee. See Exhibit E "Additional Space".

     2.   TERM.
          ----

          2.1 The term of this Lease and the accrual of rents hereunder shall commence on 30 days following the date hereof (mutual acceptance) (the "Commencement Date") and shall expire at 12:00 P.M. midnight of the last day of the 37th month thereafter, including any partial month in accordance with paragraph 3.2 hereof if this Lease commences on any date other than the first (1st) day of a month (the "Term"), or the expiration of any option period exercised in accordance with Paragraph 2.4 below, but in no event
shall the term of this Lease extend beyond   /    / 2000 (the "Expiration
Date").

          2.2 At the Expiration Date, or upon the earlier termination of this Lease, Lessee shall peaceably vacate and surrender the Premises to the Lessor in accordance with this Lease and, except for conditions caused by a casualty giving rise to termination under paragraph 11 hereof, the Premises shall then be in a broom clean condition, reasonable wear and tear excepted.

          2.3 If the Lessee retains, without Lessor's consent, possession of the Premises or any part thereof after the Expiration Date, Lessee shall pay Lessor per diem rent at double the rate payable in the month immediately preceding said holdover, for the time Lessee thus remains in possession, but acceptance of said payments by Lessor shall not operate to extend the term of this Lease.

          2.4 Provided Lessee is not in default hereunder, Lessee is granted the option to extend the Lease term for 2 - 36 successive month periods following the expiration of the initial term (the "Extended Term") upon the same terms and conditions set forth herein except, rent payable during the Extended Term shall be in the following amounts.
               2.4.1 During the first Extended Term, which shall be months 38 through 73, the total amount of one hundred seventeen thousand, four hundred thirty-six and No/100 Dollars ($117,436.00), payable $ SEE EXHIBIT D monthly;

               2.4.2 During the second Extended Term, which shall be months 74 through 109, the total amount of one hundred twenty-eight thousand, three hundred twenty-five and No/100 Dollars ($128,325.00), payable $ SEE EXHIBIT D monthly.

In addition, in the event this Lease provides for improvements to be made to the Premises on or before Lessee's taking possession of the Premises, said provisions shall not be applicable. This option to extend the term of this Lease may only be exercised by Lessee's giving written notice of its exercise thereof to Lessor not later than sixty (60) days prior to the expiration of the current term of the Lease.

     3.   RENT.
          ----

          3.1 During the Term hereof, Lessee covenants and agrees to pay to Lessor a fixed rent (subject to adjustment as set forth hereafter) ("Rent"), in advance, in the total amount of one hundred seven thousand, four hundred seventy & 59/100 Dollars ($107,470.59), payable as follows: (a) months 2 through 13, $2,897.50 monthly; (b) months 14 through 25, $2,984.43 monthly;
(c) months 26 through 37, $3,073.96 monthly. The Rent shall be due and payable in monthly installments from the Commencement Date forward. (First month rent - $0).

          3.2 Each monthly installment of Rent shall be payable to Lessor in advance on the first (1st) day of each calendar month of the term at Lessor's address set forth above, or at such other place as Lessor may from time to time designate in writing, without notice, demand or offset. If the Commencement Date is not on the first (1st) day of a calendar month, the Rent for the period between the Commencement Date and the first (1st) day of the following month shall be apportioned on a per diem basis, at the monthly rental rate provided and shall be payable on the Commencement Date. IN ADDITION TO THE RENT PAYABLE DURING THE TERM OF THIS LEASE, LESSEE SHALL ALSO PAY THE AMOUNT OF ANY USE OR SALES TAX ON SAID RENT IMPOSED BY THE STATE OF FLORIDA.

          3.3 Upon execution of this Lease, Lessee shall deposit with Lessor a sum equal to $2,897.50 (1) month's rent (the "Deposit"). The Deposit shall be held by Lessor without liability for interest thereon as security for the faithful performance of all the terms and conditions of this Lease by Lessee. If the rent herein reserved or any other sum payable by Lessee to Lessor shall be overdue or unpaid, or should Lessor make payments, or repairs to the Premises, on behalf of Lessee which Lessee is required to make, or should Lessee fail to perform any of the terms of this Lease, then Lessor may, at its option and without prejudice to any other remedy to which Lessor may have on account thereof, appropriate and apply the Deposit, or so much thereof as may be necessary to compensate Lessor toward the payment of rent or loss or damage sustained by Lessor due to such breach on the part of Lessee, and Lessee shall forthwith, upon demand by Lessor, restore the Deposit to the original sum deposited. Should Lessee comply with all of the terms of this Lease and promptly pay all of the rent as it falls due, and all other sums payable by Lessee to Lessor, the Deposit shall be returned in full to Lessee within thirty (30) days following the Expiration Date.

          3.4 Tenant hereby acknowledges that late payment by Tenant of Rent and other sums due hereunder will cause Landlord to incur costs, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Demised Premises. Accordingly, if any Installment of Rent or any other sum due from Tenant shall not be received by Landlord within ten (10) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount.
It is agreed that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder, including but not limited to the collection of interest on such late payment.

     4.   USE.
          ---

     Lessee shall use the premises solely for the purpose of office space in connection with Lessee's software development, sales, and support business and for no other purpose whatsoever. Lessee shall not make, suffer, or permit any unlawful, improper, or offensive use of the Premises, or any part thereof, or permit any nuisance thereon. Lessee acknowledges that its business is not a general retail or public "walk-in" operation.

     5.   REPAIRS, MAINTENANCE, SURRENDER, AND OPERATIONAL COSTS.
          ------------------------------------------------------

          5.1 Subject to the obligation of Lessee to pay to Lessor a "pro rata share" (as defined below) of the costs thereof, Lessor shall:

               (a) make provisions for the maintenance of the exterior walls, roof, building exterior, and structure of the Building in good repair, and the roof of the Building water tight;

               (b) make provisions for the maintenance of the exterior glass, grounds, parking areas, and walks of the Building, and common areas in good condition;

               (c) make provisions for the maintenance of the interior of the Premises (excluding floor, wall, and ceiling coverings, light bulbs and fixtures, personal property owned or leased by Lessee or those claiming by, through or under Lessee, telephone equipment and telephone lines, trade fixtures, interior glass, and interior partitions), including plumbing, wiring, piping, heating and cooling equipment, fixtures and equipment, in good and substantial repair;

               (d)  make provisions for landscaping maintenance;

               (e) make provisions for pest control service to the Premises;


               (f) make provisions for electric, water and sewer services and trash collection;

               (g) make provisions for janitorial services to the common areas of the Building;

               (h) make provisions for the payment of all assessments, taxes, and levies imposed on the Building, land or the associated common areas including, without limitation, ad valorem taxes and association dues.

          5.2 Lessee shall be liable for and required to make any repairs, perform any maintenance, or satisfy any claims to or upon the Premises or the Building, that are required by, related to, or which arise from or grow out of negligence, fault, misfeasance, or malfeasance of or by Lessee, its employees, agents, invitees, licensees, or customers.

          5.3 Except for Lessor's maintenance obligations provided above, Lessee shall service, keep, repair, replace, and maintain the interior of the Premises and the property owned or leased by Lessee clean and in good condition and repair during the term of this Lease including, without limitation, floor, wall and ceiling coverings; light bulbs and fixtures; property owned or leased by Lessee or those claiming by, through or under Lessee; telephone equipment and telephone lines; trade fixtures; interior glass and interior partitions. Lessee agrees to make repairs promptly as they may be needed at is own expense, and at the end of the term or upon termination of this Lease, Lessee shall deliver up the Premises in good condition and repair, reasonable wear and tear excepted, and in a broom clean condition with all glass and all windows and doors intact except for damage to such glass by fire or other casualty beyond the control of Lessee.

          5.4 Lessee shall be responsible for placing its trash in the trash receptacles provided by Lessor on the exterior of the Building.
Lessee shall be responsible for arranging and paying for all other utility services, cleaning services, and maintenance services other than those which Lessor is specifically required to furnish to Lessee under this Lease including, without limitation, phone service, additional cooling and heating systems, if necessary, daily cleaning services, and security services.

          5.5 Lessor and Lessee acknowledge that a portion of the Rent is allocated to Lessee's estimated "pro rata share" of all assessments and taxes assessed against the Building, the common areas, and the real property upon which the Building and common areas are located and all charges paid or incurred by Lessor in maintaining, repairing, replacing, servicing and insuring the Building, the Premises, and associated common areas and providing electrical, water and sewer, and trash collection services to the Building, the Premises and associated common areas (the "Operating Costs"), as set forth on Exhibit B attached hereto. Lessee acknowledges that its percentage of charges is based on the ratio of Lessee's total square footage of the Premises plus the pro rata share of the common areas of the Building (which pro rata share is equal to 17.21 percent (17.21%) of the total, or 2,145 square feet) to the total square footage of the Building. Within one hundred twenty (120) days after the end of each annual accounting period chosen by Lessor, Lessor shall furnish to Lessee a statement setting forth, in reasonable detail, all charges incurred or paid by Lessor as Operating Costs. In the event that portion of the Rent allocated to Operating Costs and paid by Lessee to Lessor is less than Lessee's pro rata share of

Operating Costs, Lessee agrees to pay to Lessor, within ten (10) days after receipt of Lessor's statement, the amount of the underpayment, and the monthly installments of Rent for the remainder of the term may be increased accordingly, at Lessor's option. In the event Lessee has paid to Lessor more than its pro rata share of the actual Operating Costs, no refund shall be due Lessee.

          5.6 Lessee acknowledges that the Premises are encumbered by and subject time to the Restated Sawgrass Declaration of Covenants Re:
Assessments and the Articles of Incorporation and the Bylaws of the Sawgrass Association, Inc. Lessee shall abide by all the rules, regulations, and covenants that relate to Lessee and the Premises as of the date of this Lease.

     6.   QUIET ENJOYMENT.
          ---------------

     Subject to the terms and provisions of this Lease, Lessor covenants that it shall do nothing to disturb Lessee's quite enjoyment of the Premises during the term of this Lease if Lessee shall observe and perform the covenants and provisions of this Lease.

     7.   TAXES AND GOVERNMENTAL ASSESSMENTS.
          ----------------------------------

     Lessee shall pay before delinquency all governmental assessments, license and permit fees and other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever which are assessed, levied, confirmed, imposed or become a lien upon Lessee's property in the Premises and taxes imposed by the terms of this Lease. The terms of this paragraph shall include, without limitation, sales and use taxes imposed on the rents, fees, and charges paid to Lessor under this Lease.

     8.   RIGHT OF ACCESS.
          ---------------

     Subject to Lessor's right to promulgate uniform rules for the use thereof, Lessee shall have a non-exclusive license and right to the non-exclusive use, in common with employees, and invitees, of automobile and equipment parking and storage areas, driveways, and footways, the common areas of the Building, and other facilities as may be designated from time to time by Lessor, subject to the terms and conditions of this Lease.

     9.   ALTERATION TO THE PREMISES AND REMOVAL OF EQUIPMENT.
          ---------------------------------------------------

     Except for the installation of unattached trade fixtures, furnishings and equipment, Lessee shall not make any alteration or addition to the Premises without first obtaining the express prior written consent of Lessor. Upon expiration and termination of this Lease, all attached installations, fixtures, improvements, and alterations made or installed by Lessee, including electric lighting fixtures, made by Lessee, and all repairs, improvements, replacements, and alterations to the Premises made by Lessee, shall remain a part of the Premises unless required to be removed by

Lessor, in which event Lessee shall repair any damage caused by removal of said improvements.

     10.  NO LIENS.
          --------

     Lessee agrees that it will make full and prompt payment of all sums necessary to pay for the cost of repairs, alterations, improvements, changes, or other work done by Lessee to the Premises. Lessor and Lessee agree to indemnify and hold harmless one another from and against any and all such costs and liabilities incurred by either party arising from or growing out of such actions by the other, and against any and all mechanics', materialmen's, or laborer's liens arising from or growing out of such work or the cost thereof which may be asserted, claimed, or charged against the Premises or the Building or site on which it is located. Notwithstanding anything to the contrary in this Lease, the interest of Lessor in the Premises shall not be subject to liens for improvements made by or for Lessee, whether or not the same shall be made or done in accordance with an agreement between Lessor, and it is specifically understood and agreed that in no event shall Lessor, or the interest of lessor in the Premises, be liable for or subjected to any mechanics', materialmen's or laborer's liens for improvements or work made by or for Lessee; and this Lease specifically prohibits the subjecting of Lessor's interest in the Premises to any mechanics', materialmen's or laborer's liens for improvements made by Lessee or for which Lessee is responsible for payment under the terms of this Lease. All persons dealing with Lessee are hereby placed on notice of this provision. If any notice or claim of lien shall be asserted of record against the interest of Lessor in the Premises, the Building in which the Premises are located, or any improvement or work done by or for Lessee, or any person claiming by, through or under Lessee, or for improvements or work the cost of which is the responsibility of Lessee, Lessee agrees to have such notice of claim of lien cancelled and discharged of record as a claim against the interest of Lessor in the Premises, the Building in which the Premises are located, or the site on which the Premises are located (either by payment or bond as permitted by law) within ten (10) days after notice to Lessee by Lessor, and if Lessee shall fail to do so, Lessee shall be considered in default under this Lease.

     11.  CASUALTY.
          --------

     In the event the Premises are rendered untenantable by fire or other casualty which in the reasonable opinion of Lessee shall render the Premises unfit for the continued operation of Lessee's business, Lessee shall have the right to terminate this Lease. If Lessee elects to terminate this Lease, the Rent shall be paid to and adjusted as of the date of such termination by Lessee, and the term of this lease shall then expire, this Lease shall be of no further force or effect, Lessor shall be entitled to sole possession of the Premises, and Lessee shall assign to Lessor the right to receive payment of any insurance proceeds payable with respect to said casualty. Lessor shall have no obligation to Lessee to rebuild or repair the Premises unless required pursuant to the terms of the Lease.

     12.  INSURANCE AND INDEMNITY.
          -----------------------

     Lessee shall, at its expense, provide and maintain in force during the entire term of this Lease, and any extension or renewal hereof, for its

operations in the Premises, the Building and the common areas, public liability insurance with limits of coverage of not less than Five Hundred Thousand and No/100 Dollars ($500,000.00) per person, and not less than One Million Dollars ($1,000,000.00) for each occurrence, and property damage insurance with limits of coverage of not less than Five Hundred Thousand and No/100 Dollars ($500,000.00) per occurrence, which may be incorporated into blanket or umbrella coverage of Lessee. Lessee's coverage must name Lessor as an additional insured.

          12.1 Lessee acknowledges that Lessor is required under the terms of the Lease to maintain throughout the term of the Lease, casualty insurance and general comprehensive and extended coverage insurance for the Premises equal to the full insurable replacement value of the Building and all improvements thereon. Lessee acknowledges that no policy of insurance maintained by Lessor provides coverage for the property of Lessee and is advised to obtain insurance coverage for said property.

          12.2 Lessor shall provide evidence of Lessor's insurance coverage, and Lessee shall provide evidence of its insurance coverage, as required herein, upon execution of this Lease and thereafter within thirty (30) days of the anniversary date of such policies of insurance. Lessee's and Lessor's policies of insurance shall name each other as additional insureds. If at any time Lessor or Lessee shall receive a distribution of insurance proceeds which is properly allocable to the interest of the other party, then the party receiving such distribution shall immediately distribute such proceeds to the party entitled to same.

          12.3 Lessee will indemnify Lessor and save Lessor harmless from and against any and all claims, actions, damages, liability and expense (including, without limitation, reasonable fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage or damage to property arising out of the occupancy or use by Lessee of the Premises or any part thereof or occasioned wholly or in part by any act or omission of Lessor, its agents, contractors, employees, licensees or invitees, or by breach of Lessor's obligations under the terms of this Lease.

     13.  INSPECTION AND REPAIR.
          ---------------------

     Lessor or its respective representatives shall have the right at all reasonable times and without advance notice, to enter upon the Premises for the purpose of inspection or for the purpose of making or causing to be made any repairs or otherwise to protect its interests.

     14.  DEFAULT.
          -------

          14.1 If Lessee shall (a) fail to make any rental or other payment due hereunder within five (5) days after the same shall become due, or (b) file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent or shall file any petition or answer seeking any reorganization, arrangement or composition, readjustment, liquidation, dissolution or similar relief for itself under the present or any future federal bankruptcy act, or (c) make an assignment for the benefit of its creditors, or (d) have its leasehold estate taken upon execution against Lessee, or (e) abandon the


Premises during the terms thereof, or (f) breach or fail to perform any of the agreements made in this Lease other than the agreement to pay rent, and shall fail to cure or to commence and diligently pursue such cure of any non-monetary default within fifteen (15) days after written notice from Lessor, then Lessor, in any such event(s), shall have the option to:

               (a)  Sue for rents as they may become due; or

               (b) Accelerate all rents due hereunder and sue Lessee for same; or

               (c) Terminate this Lease, resume possession of the Premises for the account of Lessee, and recover immediately from Lessee the difference between the total rent for which provision is made in this Lease and the fair rental value of the Premises for the remainder of the Lease term, together with any other damage arising from or growing out of abandonment or a breach or default under this Lease.

          14.2 The remedies for which provision is made in this paragraph
14. shall not be exclusive, and in addition Lessor may pursue such other remedies as are provided by law in the event of any breach or default of Lessee. Lessee agrees to pay all costs and expenses incurred by Lessor, including reasonable attorney's fees arising from, or growing out of, the collection of rent or damages or enforcing other rights of Lessor in the event of a breach or default by Lessee, irrespective of whether Lessor elects to terminate this Lease by reason of such a breach or default.

     15.  SUBORDINATION.
          -------------

     All rights and interests of Lessee hereunder are and shall be and remain subject, subordinate, and inferior to any and all mortgages, leases and ground leases heretofore or hereafter given and encumbering the Premises, or any part thereof, and shall likewise be subordinate and inferior to all renewals, modifications, consolidations, replacements, and extensions of any such instruments.

     16.  ASSIGNMENT AND SUBLETTING.
          -------------------------

     Lessee shall not, without the prior written consent of Lessor, assign the Lease, sublet the Premises in whole or in part or permit its interest in this Lease to be vested in any third party by operation of law or otherwise. Any consent to subletting or assignment or a transfer of Lessee's interest in this Lease shall be conditioned upon compliance with the terms of this Lease with respect to assignment and subletting. Lessor shall have the right to freely assign this Lease to any party.

     17.  CONDEMNATION.
          ------------

     Lessor reserves unto itself, and Lessee assigns to Lessor, all right to damages accruing on account of any taking or condemnation of any part of the Premises, or by reason of any act of any public or quasi-public authority


for which damages are payable. Lessee agrees to execute such instruments of assignment as may be required by Lessor, to join with Lessor in any petition for the recovery of damages, if requested by Lessor, and to turn over to Lessor any such damages that may be recovered in any such proceedings. Lessor does not reserve to itself, and Lessee does not assign to Lessor, any damages payable for trade fixtures installed by Lessee at its cost and expense and which are not part of the realty nor any damages payable to Lessee for loss of business opportunity related to the Premises or Lessee's leasehold estate therein.

     18.  DEPOSITS AND ADVANCES.
          ---------------------

     Any funds paid by Lessee to Lessor as a deposit or advance pursuant to the terms of this Lease, or any exhibit, addendum, or modification thereto, may be commingled with other funds of Lessor and need not be placed in trust, deposited in escrow, or otherwise held in a segregated account. In addition, if any sum or sums of money shall become payable by Lessee to Lessor pursuant to the terms of this Lease, or any exhibit, addendum, or modification hereto, or by any law, ordinance, or regulation affecting this Lease, Lessor shall have the right to apply such deposits or advances theretofore made by Lessee against such sums due by Lessee to Lessor.

     19.  NOTICES.
          -------

     Unless otherwise specifically provided herein, all notices required or contemplated by this Lease shall be in writing and shall be delivered in person or by United States Certified Mail, Return Receipt Requested, addressed to the party to whom such notice is directed at the address set forth in the first paragraph of this Lease. By giving at least two (2) days prior written notice to the other party, either party may change its address for notices hereunder.

     20.  BROKERAGE.
          ---------

     Lessee and Lessor acknowledge that it has not dealt, consulted, or negotiated with any real estate broker, agent, or salesperson. Each party hereby agrees to indemnify and hold harmless the other from and against any and all loss and liability resulting from or arising out of any claim that the other party has dealt or negotiated with any real estate broker, salesperson, or agent, in connection with the transaction which is the subject of this Lease other than Nicholson Properties (Landlord's Agent) & Gittings, Schueth & Gruenthal (Tenant's Agent). All commissions to be split 50%/50%.

     21.  ENTIRE AGREEMENT.
          ----------------

     This Lease sets forth the entire understanding between Lessor and Lessee, and shall not be changed, modified, or amended except by an instrument in writing signed by the party against whom the enforcement of any such change, modification, or amendment is sought. The covenants and agreements herein contained shall bind, and the benefit and advantages hereof shall inure to, the respective heirs, legal representatives,

successors, and assigns of Lessor and Lessee. Whenever used, the singular number shall include the plural and the plural the singular, and the use of any gender shall include all genders. The headings set forth in this Lease are for ease of reference only, and shall not be interpreted to modify or limit the provisions hereof. This Lease shall be governed by and construed in accordance with the laws of the State of Florida.

     IN WITNESS WHEREOF, Lessor and Lessee have caused this lease to be executed the day and year first above written.

                                    LESSOR:

Signed, sealed, and delivered       DOUGLAS PARTNERSHIP II, LTD.
in the presence of:                 A Florida Limited partnership

                                    By:  INVICTUS INCORPORATED
-----------------------------       A Florida Corporation, the General Partner

/s/ Carol I. Duke                   By:  /s/ Ben T. Franklin, Jr.
-----------------------------           --------------------------------------
(As to Lessor)                          Ben T. Franklin, Jr., President


                                    LESSEE:

                                    ACCESS POWER, INC.
                                    A Florida corporation

------------------------------
                                    By:  /s/ Glenn A. Smith
                                        ---------------------------------------
                                        Its President
                                        July 17, 1997
/s/ Ray Douglas
------------------------------
(As to Lessee)

EXHIBITS
--------
Exhibit A - Plan of Building with Premises
Exhibit B - Base Operating Costs
Exhibit C - Landlord and Tenant Improvements
Exhibit D - Annual/Monthly Rent Schedule
Exhibit E - Additional Space